Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release	Page 1 of 6

CenterPoint Energy reports second-quarter 2015 earnings of

$0.18 per diluted share; reaffirms full-year guidance of

$1.00 – $1.10 per diluted share

•	Company continues to execute strategy for timely recovery of capital through key rate filings in Texas and Minnesota

•	Enable Midstream reaffirmed 2015 distribution growth guidance and provided outlook of 3-7% per-unit annual distribution growth through 2017

•	Company targets annual dividend growth in line with EPS growth through 2018

Houston, TX – August 10, 2015 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $77 million, or $0.18 per diluted share, for the second quarter of 2015, compared with $107 million, or $0.25 per diluted share for the same period of the prior year. On a guidance basis, for the second quarter 2015, CenterPoint Energy earned 19 cents per diluted share consisting of 13 cents from utility operations and 6 cents from midstream investments.

Utility operations produced $186 million of operating income for the second quarter of 2015, equal to operating income for the same quarter of the prior year. Equity income from midstream investments was $43 million for the second quarter of 2015, compared with $71 million for the same period in the prior year.

“We remain focused on investing in infrastructure to meet the needs of our growing customer base. Our utilities delivered strong financial results, and we continue to seek timely recovery of our investments,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “Additionally, Enable is performing as expected in a challenging commodity market, and we remain confident in their growth strategy.”

Business Segments

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $158 million for the second quarter of 2015, consisting of $131 million from the regulated electric transmission & distribution utility operations (TDU) and $27 million related to securitization bonds. Operating income for the second quarter of 2014 was $145 million, consisting of $115 million from the TDU and $30 million related to securitization bonds.

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Operating income for the TDU benefited primarily from higher usage largely due to a return to more normal weather ($13 million), higher net transmission-related revenues ($8 million) and continued strong customer growth ($5 million). These benefits were partially offset by reduced equity return related to true-up proceeds ($5 million).

Natural Gas Distribution

The natural gas distribution segment reported operating income of $19 million for the second quarter of 2015, compared with $30 million for the same period of 2014. Operating income was lower, primarily due to reduced usage as a result of colder than normal weather in 2014 ($5 million) and higher depreciation expense ($6 million).

Energy Services

The energy services segment reported operating income of $9 million for the second quarter of 2015, which included a mark-to-market accounting gain of $2 million, compared with $11 million for the same period of 2014, which included a mark-to-market accounting gain of $6 million. Excluding mark-to-market accounting gains, the $2 million increase in operating income in the second quarter of 2015 was due to improved margins and a decrease in operation and maintenance expenses.

Midstream Investments

The midstream investments segment reported $43 million of equity income for the second quarter of 2015, compared with $71 million in the same quarter of the prior year.

Cash distributions received in the second quarter of 2015 were $73 million. Further, Enable Midstream declared a quarterly cash distribution on July 22, 2015, from which CenterPoint Energy expects to receive approximately $74 million. This represents an increase of approximately 1.1 percent over the prior quarterly distribution.

Enable Midstream provided outlook for per unit distributions to grow at 3-7 percent annually through 2017. Please refer to their August 5, 2015, earnings press release for details.

Dividend Declaration

On July 24, 2015, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2475 per share of common stock payable on September 10, 2015, to shareholders of record as of the close of business on August 14, 2015.

Dividend Growth Outlook

CenterPoint Energy is targeting 4-6 percent annual earnings per share growth on a guidance basis through 2018, inclusive of midstream investments, and anticipates dividend growth to be in line with EPS growth. CenterPoint Energy remains committed to providing a secure dividend with stable, competitive growth. Consistent with this strategy, CenterPoint Energy’s board of directors will continue to review quarterly dividends, which will be based upon factors such as recent and projected earnings growth and financial liquidity.

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Outlook for 2015

CenterPoint Energy reaffirms that its earnings estimate for 2015 utility operations is in the range of $0.71 - $0.75 per diluted share. The company expects its 2015 earnings estimate from midstream investments to be in the range of $0.29 - $0.35 per diluted share. On a consolidated basis, CenterPoint Energy reaffirms earnings on a guidance basis for 2015 in the range of $1.00 - $1.10 per diluted share. We anticipate utility operations earnings for 2015 near the high end of the range while midstream investments’ earnings are anticipated to be near the low end of the range provided.

The utility operations guidance range considers performance to date and certain significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities. In providing this guidance, the company does not include other potential impacts, such as changes in accounting standards or unusual items, earnings from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s energy service business.

In providing guidance for equity investments in midstream operations, the company assumes a 55.4 percent limited partner ownership interest in Enable Midstream and includes the amortization of our basis differential in Enable Midstream. The company’s guidance takes into account such factors as Enable Midstream’s most recent public outlook for 2015 dated August 5, 2015, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards or Enable Midstream’s unusual items.

CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of Net Income and diluted EPS to the basis used in providing 2015 annual earnings guidance

	Quarter Ended		Six Months Ended
	June 30, 2015		June 30, 2015
	Net Income (in millions)	EPS	Net Income (in millions)	EPS
Consolidated as reported	$77	$0.18	$208	$0.48
Midstream Investments	(27)	(0.06)	(60)	(0.14)

Utility Operations (1)	50	$0.12	148	$0.34

Timing effects impacting CES (2):
Mark-to-market (gain) losses	(2)	(0.01)	1	-
ZENS-related mark-to-market (gains) losses:
Marketable securities (3)	(51)	(0.12)	(40)	(0.09)
Indexed debt securities (4)	60	0.14	44	0.10

Utility operations earnings on an adjusted guidance basis	$57	$0.13	$153	$0.35

Per the basis used in providing 2015 earnings guidance:
Utility Operations on a guidance basis	$57	$0.13	$153	$0.35
Midstream Investments	27	0.06	60	0.14

2015 Consolidated on guidance basis	$84	$0.19	$213	$0.49

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Time Warner Inc., Time Warner Cable Inc., Time Inc. and AOL Inc.
(4)	Includes amount associated with Verizon tender offer for AOL, Inc common stock

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended June 30, 2015. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Monday, August 10, 2015, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 55.4 percent limited partner interest in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 7,400 employees, CenterPoint Energy and its predecessor companies have been in business for more than 140 years. For more information, visit the website at www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable Midstream)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) the timing and outcome of any audits, disputes or other proceedings related to taxes; (5) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (6) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (7) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, and the impact of commodity changes on producer related activities; (8) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (9) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (10) the impact of unplanned facility outages; (11) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (12) changes in interest rates or rates of inflation; (13) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (14) actions by credit rating agencies; (15) effectiveness of CenterPoint Energy’s risk management activities; (16) inability of various counterparties to meet their obligations; (17) non-payment for services due to financial distress of CenterPoint Energy’s customers; (18) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (19) the ability of retail electric providers, and particularly the largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the outcome of litigation brought by or against CenterPoint Energy or its subsidiaries; (21) CenterPoint Energy’s ability to control costs, invest planned capital, or execute growth projects; (22) the investment performance of pension and postretirement benefit plans; (23) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (24) acquisition and merger activities involving CenterPoint Energy or its competitors; (25) future economic conditions in regional and national markets and their effects on sales, prices and costs; (26) the performance of Enable Midstream, the amount of cash distributions CenterPoint Energy receives from Enable Midstream, and the value of its interest in Enable Midstream, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable Midstream; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable Midstream’s business plan; (C) competitive conditions in the midstream industry, and actions taken by Enable Midstream’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable Midstream; (D) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable Midstream, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable Midstream’s interstate pipelines; (E) the demand for natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital; and (H) the availability and prices of raw materials for current and future construction projects; (27) effective tax rate; (28) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and June 30, 2015, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), CenterPoint Energy also provides guidance based on adjusted diluted earnings per share, which is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. A reconciliation of net income and diluted earnings per share to the basis used in providing 2015 guidance is provided in this news release.

Management evaluates financial performance in part based on adjusted diluted earnings per share and believes that presenting this non-GAAP financial measure enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods by excluding items that Management does not believe most accurately reflect its fundamental business performance, which items include the items reflected in the reconciliation table of this news release. This non-GAAP financial measure should be considered as a supplement and complement to, and not as a substitute for, or superior to, the most directly comparable GAAP financial measure and may be different than non-GAAP financial measures used by other companies.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Electric Transmission & Distribution	$705	$698	$1,317	$1,327
Natural Gas Distribution	427	532	1,620	2,019
Energy Services	408	676	1,058	1,760
Other Operations	3	3	7	7
Eliminations	(11)	(25)	(37)	(66)

Total	1,532	1,884	3,965	5,047

Expenses:
Natural gas	529	880	1,883	2,923
Operation and maintenance	488	469	986	948
Depreciation and amortization	239	256	456	491
Taxes other than income taxes	90	93	198	204

Total	1,346	1,698	3,523	4,566

Operating Income	186	186	442	481

Other Income (Expense) :
Gain on marketable securities	79	72	62	42
Loss on indexed debt securities	(91)	(50)	(67)	(7)
Interest and other finance charges	(89)	(89)	(178)	(173)
Interest on transition and system restoration bonds	(27)	(30)	(55)	(60)
Equity in earnings of unconsolidated affiliates	43	71	95	162
Other - net	13	9	24	18

Total	(72)	(17)	(119)	(18)

Income Before Income Taxes	114	169	323	463
Income Tax Expense	37	62	115	171

Net Income	$77	$107	$208	$292

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Basic Earnings Per Common Share	$0.18	$0.25	$0.48	$0.68

Diluted Earnings Per Common Share	$0.18	$0.25	$0.48	$0.68

Dividends Declared per Common Share	$0.2475	$0.2375	0.4950	$0.4750

Weighted Average Common Shares Outstanding (000):
- Basic	430,235	429,773	430,096	429,470
- Diluted	431,733	431,409	431,594	431,106

Operating Income by Segment
Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$131	$115	$199	$190
Transition and System Restoration Bond Companies	27	30	55	60

Total Electric Transmission & Distribution	158	145	254	250
Natural Gas Distribution	19	30	165	192
Energy Services	9	11	22	37
Other Operations	-	-	1	2

Total	$186	$186	$442	$481

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2015	2014	Fav/(Unfav)	2015	2014	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$585	$554	6%	$1,099	$1,056	4%
Transition and system restoration bond companies	120	144	(17%)	218	271	(20%)

Total	705	698	1%	1,317	1,327	(1%)

Expenses:
Operation and maintenance	315	300	(5%)	622	588	(6%)
Depreciation and amortization	84	83	(1%)	167	164	(2%)
Taxes other than income taxes	55	56	2%	111	114	3%
Transition and system restoration bond companies	93	114	18%	163	211	23%

Total	547	553	1%	1,063	1,077	1%

Operating Income	$158	$145	9%	$254	$250	2%

Operating Income:
Electric transmission and distribution operations	$131	$115	14%	$199	$190	5%
Transition and system restoration bond companies	27	30	(10%)	55	60	(8%)

Total Segment Operating Income	$158	$145	9%	$254	$250	2%

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	7,483,440	6,981,075	7%	12,896,234	12,263,459	5%
Total	21,751,298	20,608,379	6%	39,766,074	38,327,190	4%
Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	102%	87%	15%	97%	83%	14%
Heating degree days	8%	205%	(197%)	130%	138%	(8%)
Number of metered customers - end of period:
Residential	2,054,777	2,008,293	2%	2,054,777	2,008,293	2%
Total	2,322,164	2,272,293	2%	2,322,164	2,272,293	2%

	Natural Gas Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2015	2014	Fav/(Unfav)	2015	2014	Fav/(Unfav)
Results of Operations:
Revenues	$427	$532	(20%)	$1,620	$2,019	(20%)
Natural gas	152	251	39%	908	1,290	30%

Gross Margin	275	281	(2%)	712	729	(2%)

Expenses:
Operation and maintenance	169	168	(1%)	355	355	-
Depreciation and amortization	55	49	(12%)	110	97	(13%)
Taxes other than income taxes	32	34	6%	82	85	4%

Total	256	251	(2%)	547	537	(2%)

Operating Income	$19	$30	(37%)	$165	$192	(14%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	19	21	(10%)	116	128	(9%)
Commercial and Industrial	56	55	2%	144	151	(5%)

Total Throughput	75	76	(1%)	260	279	(7%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	92%	141%	(49%)	109%	128%	(19%)
Number of customers - end of period:
Residential	3,112,902	3,080,462	1%	3,112,902	3,080,462	1%
Commercial and Industrial	249,142	246,055	1%	249,142	246,055	1%

Total	3,362,044	3,326,517	1%	3,362,044	3,326,517	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2015	2014	Fav/(Unfav)	2015	2014	Fav/(Unfav)
Results of Operations:
Revenues	$408	$676	(40%)	$1,058	$1,760	(40%)
Natural gas	388	653	41%	1,012	1,698	40%

Gross Margin	20	23	(13%)	46	62	(26%)

Expenses:
Operation and maintenance	9	10	10%	21	22	5%
Depreciation and amortization	1	1	-	2	2	-
Taxes other than income taxes	1	1	-	1	1	-

Total	11	12	8%	24	25	4%

Operating Income	$9	$11	(18%)	$22	$37	(41%)

Mark-to-market gain (loss)	$2	$6	(67%)	$(2)	$10	(120%)

Energy Services Operating Data:
Throughput data in BCF	136	139	(2%)	321	323	(1%)

Number of customers - end of period	18,073	17,746	2%	18,073	17,746	2%

	Other Operations
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2015	2014	Fav/(Unfav)	2015	2014	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	-	$7	$7	-
Expenses	3	3	-	6	5	(20%)

Operating Income	$-	$-	-	$1	$2	(50%)

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Capital Expenditures by Segment
Electric Transmission & Distribution	$220	$183	$428	$370
Natural Gas Distribution	153	147	244	230
Energy Services	-	1	1	2
Other Operations	8	12	17	27

Total	$381	$343	$690	$629

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Interest Expense Detail
Amortization of Deferred Financing Cost	$7	$7	$13	$13
Capitalization of Interest Cost	(2)	(3)	(5)	(6)
Transition and System Restoration Bond Interest Expense	27	30	55	60
Other Interest Expense	84	85	170	166

Total Interest Expense	$116	$119	$233	$233

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$245	$298
Other current assets	2,264	2,970

Total current assets	2,509	3,268

Property, Plant and Equipment, net	10,911	10,502

Other Assets:
Goodwill	840	840
Regulatory assets	3,324	3,527
Investment in unconsolidated affiliates	4,471	4,521
Other non-current assets	547	542

Total other assets	9,182	9,430

Total Assets	$22,602	$23,200

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$24	$53
Current portion of transition and system restoration bonds long-term debt	381	372
Indexed debt	149	152
Current portion of other long-term debt	397	271
Other current liabilities	2,174	2,627

Total current liabilities	3,125	3,475

Other Liabilities:
Accumulated deferred income taxes, net	4,863	4,757
Regulatory liabilities	1,269	1,206
Other non-current liabilities	1,181	1,205

Total other liabilities	7,313	7,168

Long-term Debt:
Transition and system restoration bonds	2,466	2,674
Other	5,148	5,335

Total long-term debt	7,614	8,009

Shareholders’ Equity	4,550	4,548

Total Liabilities and Shareholders’ Equity	$22,602	$23,200

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash Flows from Operating Activities:
Net income	$208	$292
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	470	505
Deferred income taxes	4	13
Write-down of natural gas inventory	2	-
Changes in net regulatory assets	78	46
Changes in other assets and liabilities	354	(143)
Other, net	6	(1)

Net Cash Provided by Operating Activities	1,122	712
Net Cash Used in Investing Activities	(671)	(659)
Net Cash Used in Financing Activities	(504)	(55)

Net Decrease in Cash and Cash Equivalents	(53)	(2)
Cash and Cash Equivalents at Beginning of Period	298	208

Cash and Cash Equivalents at End of Period	$245	$206

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.